UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:  November 7, 2005

(Date of earliest event reported)

LTC PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No)

31365 Oak Crest Drive, Suite 200

Westlake Village, CA  91361

(Address of principal executive offices)

(805) 981-8655

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. — Material Definitive Agreement

On November 8, 2005, LTC Properties, Inc. (“LTC”) announced that it had signed a $90 million, three year Unsecured Credit Agreement, dated November 7, 2005.

Bank of Montreal, Chicago Branch is the Administrative Agent, Harris Nesbitt Corp., is Co-Lead Arranger and Book Manager, Key Bank National Association is Co-Lead Arranger and Syndication Agent, and Merrill Lynch Capital and Bank Leumi USA are additional lenders under the Unsecured Credit Agreement.

The Credit Agreement provides a revolving line of credit with no scheduled maturities other than the maturity date of November 7, 2008, and allows LTC to borrow at lower interest rates than applicable to borrowings under its prior credit agreement.

There were no other significant changes in the Unsecured Credit Agreement and as of November 8, 2005, LTC had $7 million outstanding under the Unsecured Credit Agreement.

Item 9.01. — Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information

None.

(c) Exhibits.

10.1                           Credit Agreement dated as of November 7, 2005 among LTC Properties, Inc. and Bank of Montreal, Chicago Branch, as Administrative Agent, Harris Nesbitt Corp. Co-Lead Arranger and Book Manager and Key Bank National Association as Co-Lead Arranger and Syndication Agent.

99.1                           Press Release issued November 8, 2005.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated: November 8, 2005	By:	/s/ WENDY L. SIMPSON
Wendy L. Simpson
President, COO, CFO and Treasurer